Exhibit 99.1

EveryWare Global, Inc. Announces Strong Second Quarter and Year to Date June 30, 2013 Financial Results

Revenue growth continues in the second quarter, highlighted by 25.0% increase in international segment

Second quarter EBITDA growth of 19.5% versus prior year period

Second quarter net income of $3.9 million, excluding one-time items

UK acquisition and Brazilian licensing agreement support foundation for long term international growth

Lancaster, OH - August 1, 2013 — EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), announced today financial results for the three and six months ended June 30, 2013.

Led by the iconic Oneida, and Anchor Hocking brands, EveryWare is the leading global marketer of tabletop and food preparation products for the consumer and foodservice markets.

Financial Highlights:

•

Total revenue in the second quarter of 2013 and the six months ended June 30, 2013 increased 2.5% to $100.8 million, and 2.8% to $200.2 million, respectively, versus the prior year periods. Excluding currency fluctuation, total revenue increased by 2.7% and 3.0%, for the second quarter and the six months ended June 30, 2013, respectively.

•

International segment revenue in the second quarter of 2013 and the six months ended June 30, 2013 increased 25.2% to $9.2 million, and 11.6% to $18.0 million, respectively, versus the prior year periods. Excluding currency fluctuation, international segment revenue increased by 27.5% and 14.0%, for the second quarter of 2013 and the six months ended June 30, 2013, respectively.

•	EBITDA in the second quarter of 2013 and the six months ended June 30, 2013 increased 19.5% to $13.8 million, and 32.4% to $22.9 million, respectively, versus the prior year periods.

•	Adjusted EBITDA in the second quarter of 2013 decreased 2.0% to $16.0 million, and for the six months ended June 30, 2013 increased 3.4% to $27.5 million.

•

Net loss for the second quarter of 2013 totaled $(2.2) million and $(2.0) million the six months ended June 2013; After adjusting for the impact of certain one-time non-operational items related to the Company’s business combination with ROI Acquisition Corp. and public exchange listing process in May 2013, second quarter net income was $3.9 million and EPS was $0.27 per share.

John Sheppard, EveryWare’s CEO stated: “I am extremely pleased that our growth continued in the second quarter and first half of the year and that our results were in line with our internal expectations. The fundamentals and outlook for our business and industry remain strong. Given our continued focus on innovation, as well as our world class brands and customer service, we believe that we are well positioned for a strong second half of the year. During the second quarter, we continued to realize the benefit of the Oneida and Anchor Hocking combination, and are encouraged by the accelerating growth in our international segment. The acquisition of the Samuel Groves and George Wilkinson businesses in the U.K. and our Brazilian licensing agreement strengthen our international presence and underscore our commitment to building our global platform. Looking ahead, we remain committed to achieving our financial targets for the year.”

Summary of Financial Results for the Second Quarter and the Six Months Ended June 30, 2013

Total revenue for the second quarter of 2013 increased $2.5 million, or 2.5%, from $98.4 million in the second quarter of 2012 to $100.8 million in the second quarter of 2013 (excluding currency fluctuation, the revenue increase is 2.7%). The increase in second quarter revenue is primarily attributable to strong growth in the Company’s international and specialty segments.

Total revenue for the six months ended June 30, 2013 increased $5.4 million, or 2.8%, from $194.8 million for the six months ended June 30, 2012 to $200.2 million for the six months ended June 30, 2013 (excluding currency fluctuation, the revenue increase is 3.0%). The increase for the six months ended June 30, 2013 was primarily driven by strong growth in the Company’s international and specialty segments.

Total operating expenses for the second quarter of 2013 decreased $2.6 million, or 12.3%, from $20.8 million for the second quarter of 2012 to $18.2 million for the second quarter of 2013. Total operating expenses for the six months ended June 30, 2013 decreased $4.8 million, or 10.9%, from $43.5 million for the six months ended June 30, 2012 to $38.7 million for the six months ended June 30, 2013.

EBITDA for the second quarter of 2013 increased 19.5% to $13.8 million, up from $11.5 million in the second quarter of 2012. EBITDA for the six months ended June 30, 2013 increased 32.4% to $22.9 million, up from $17.3 million for the six months ended June 30, 2012. The increase in EBITDA for the three and six months ended June 30, 2013 was primarily the result of increased revenue and lower total operating expenses, as discussed above. For a reconciliation of EBITDA to net income, see the financial data at the end of this release.

Adjusted EBITDA for the second quarter of 2013 decreased 2.0% to $16.0 million, down from $16.3 million in the second quarter of 2012. The decrease in Adjusted EBITDA for the second quarter of 2013 is primarily the result of the planned shutdown of the Company’s Monaca plant in the quarter, relating to the 2012 refurbishment. Adjusted EBITDA for the six months ended June 30, 2013 increased 3.3% to $27.5 million, up from $26.6 million for the six months ended June 30, 2012. The increase in Adjusted EBITDA for the six months ended June 30, 2013 is primarily attributable to revenue growth in the Company’s international and specialty segments and lower operating expenses in the first six months of the year, as discussed above. For a reconciliation of Adjusted EBITDA to net income, see the financial data at the end of this release.

Net loss totaled $(2.2) million for the second quarter of 2013, compared to net income of $2.6 million for the second quarter of 2012. After adjusting for the impact of certain one-time non-operational items related to the Company’s going public process in May 2013, second quarter 2013 adjusted net income would have been $3.9 million and EPS would have been $0.27 per share. Adjusted net income is lower than 2012 adjusted net income of $5.4 million due to the impact of the Monaca plant shutdown and higher interest expense. Net loss totaled $(2.0) million for the six months ended June 30, 2013 compared to a net loss of $(3.6) million for the six months ended June 30, 2012.

For purposes of computing EPS for the second quarter of 2013, common shares of 14.7 million representing the weighted average share count for the second quarter were used. Actual common shares outstanding as of June 30, 2013 were 18 million.

Company Outlook:

The Company anticipates continued sales growth and the continuation of stronger macroeconomic factors across its business segments in the second half of 2013. The Company’s outlook for fiscal 2013 financial targets remains as previously stated.

Conference Call:

EveryWare will host a conference call at 10:00 am ET on August 1, 2013. To access the call please dial (888) 753-4238 from the United States, or (706) 643-3355 from outside the U.S. The conference call I.D. number is 20070394. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through August 8, 2013 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 20070394.

This call will also be available as a live webcast which can be accessed at EveryWare’s Investor Relations Website at http://investors.everywareglobal.com/.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/

FORWARD LOOKING STATEMENTS

The Company makes forward-looking statements in this Earnings Release. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the future financial performance of the Company;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a description of the factors that may impact our actual results or performance, see the Prospectus dated May 10, 2013 filed with the Securities and Exchange Commission.

Contacts:

Josh Hochberg

Sloane & Company

(212) 446-1892

jhochberg@sloanepr.com

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com

Note to financial results:

On May 21, 2013, EveryWare Global, Inc. consummated a business combination with ROI Acquisition Corp. in which EveryWare Global, Inc. became a wholly-owned subsidiary of ROI Acquisition Corp. In connection with the closing of the Business Combination, ROI Acquisition Corp. changed its name from ROI Acquisition Corp. to EveryWare Global, Inc. EveryWare is considered to be the acquirer for accounting purposes because it obtained control of ROI Acquisition Corp. Accordingly, the business combination does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of EveryWare Global, Inc. and ROI Acquisition Corp. are carried at historical cost and there is no step-up in basis or any intangible assets or goodwill as a result of the business combination.

EveryWare Global, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net sales	$99,236	$96,680	$196,967	$191,355
Licensing Fees	1,613	1,685	3,222	3,405

Total Revenue	100,849	98,365	200,189	194,760

Total COGS	72,706	67,957	146,211	139,310

Gross Profit	28,143	30,408	53,978	55,450

Distribution, selling and administrative expenses	18,331	20,771	38,859	43,374
Restructuring	(120)	—	(120)	160
Gain on Disposal of Assets	(4)	—	(4)	—

Total operating expenses	18,207	20,771	38,735	43,534

Income from operations	9,936	9,637	15,243	11,916

Other expense, net	149	1,825	218	1,608
Interest Expense	12,649	3,595	16,788	13,414

(Loss) income before income taxes	(2,862)	4,217	(1,763)	(3,106)
Income tax (benefit) expense	(662)	1,635	240	595

Net (loss) income	$(2,200)	$2,582	$(2,003)	$(3,701)

Net income per share:

Basic	$(0.15)	$0.21	$(0.15)	$(0.30)

Diluted	$(0.15)	$0.21	$(0.15)	$(0.30)

Weighted average shares:
Outstanding	14,741	12,190	13,473	12,190

Diluted	14,741	12,190	13,473	12,190

Segment Results:

(Numbers are in 000’s, unaudited)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net Sales
Consumer	$30,323	$32,000	$65,067	$64,740
Foodservice	34,299	34,396	65,078	64,292
Specialty	25,424	22,944	48,826	46,199
International	9,190	7,340	17,996	16,124

Total Segment net sales	99,236	96,680	196,967	191,355
License fees	1,613	1,685	3,222	3,405

Total Revenues	$100,849	$98,365	$200,189	$194,760

EveryWare Global, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$559	$2,672
Trade accounts receivable, net	53,003	50,382
Other accounts and notes receivable	4,889	3,480
Inventories, net	133,597	107,979
Assets held for sale	2,324	2,324
Income taxes receivable	900	795
Other current assets	5,917	4,738
Deferred tax asset	6,217	6,689

Total current assets	207,406	179,059
Property, plant and equipment, net	49,774	49,336
Goodwill	8,559	8,559
Other intangible assets	50,680	52,500
Deferred tax asset	15,338	15,890
Other assets	8,980	7,230

Total assets	$340,737	$312,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,572	$1,248
Accounts payable	36,534	36,319
Accrued liabilities	29,041	31,129
Income taxes payable	21	113
Accrued pension	1,824	1,823
Current portion of long-term debt	2,783	10,774
Other current liabilities	859	2,083

Total current liabilities	72,634	83,489
Revolver	26,881	35,175
Long-term debt	248,430	135,892
Accrued postretirement liability	902	921
Accrued pension liability	8,269	8,597
Income taxes payable	558	871
Deferred income taxes	8,635	8,635
Deferred Gain-Sale/Leaseback	16,056	16,617
Other liabilities	11,969	13,684

Total liabilities	394,334	303,881

Stockholders’ equity:
Common stock	2	748
Additional paid-in capital	(0)	22,444
Retained deficit	(47,855)	(9,001)
Accumulated other comprehensive loss	(5,744)	(5,498)

Total stockholders’ equity	(53,597)	8,693

Total liabilities and stockholders’ equity	$340,737	$312,574

EBITDA Reconciliation:

In accordance with the SEC’s Regulation G, the financial tables included herein provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. EveryWare believes EBITDA, Adjusted EBITDA and net income and EPS adjusted to exclude costs related to the ROI Acquisition Corp, merger and our exchange listing process provide supplemental non-GAAP financial information is useful to investors in understanding EveryWare’s core business and trends. In addition, EBITDA and Adjusted EBITDA are the basis on which EveryWare’s management assesses performance. Although EveryWare believes that the non-GAAP financial measures presented enhance investors’ understanding of EveryWare’s business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

EveryWare Global, Inc.

Summary of financial results

For the three and six months ended June 30, 2013

	Three months ended June 30,
	2013	2012
Historical EBITDA reconciliation:

Net Income (Loss)	$(2,200)	$2,582
Interest expense, net	12,649	3,595
Income taxes	(662)	1,635
Depreciation	2,962	2,456
Amortization	1,020	1,252

EBITDA	13,769	11,520

Restructuring (a)	954	916
Acquisition / merger-related transaction fees (b)	156	2,689
Inventory writedown (c)	395	379
Management fees (d)	370	690
Other (e)	363	139

Adjusted EBITDA (f)	16,007	16,333

EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus restructuring expenses, certain acquisition/merger-related transaction fees, inventory adjustments, management fees and reimbursed expenses paid to our equity sponsor and certain other adjustments described below that management believes are not representative of its core operating performance.

(a)	Includes restructuring expenses and various professional and consulting services in connection with the identification and implementation of synergies and cost improvements, including severance costs.

(b)	For 2013, includes expenses related to the business combination transaction with ROI. For 2012, includes employee bonuses related to the Oneida Merger in November of 2011, transaction fees and expenses related to the Anchor Merger in March of 2012 and the early repayment penalty related to Anchor’s state debt.
(c)	Represents adjustments for FIFO inventory valuations, lower-of-cost-or-market valuations and the increase (decrease) in the obsolete inventory reserve, which is a component of cost of sales.
(d)	Represents management fees and reimbursed expenses paid to Monomoy for management services.
(e)	Primarily represents foreign exchange gains and losses and non-cash compensation expense in both periods.
(f)	Excludes pro forma adjustments presented in the Proxy Statement filed by ROI Acquisition Corp. with the SEC on April 29, 2013.

	Six months ended June 30,
	2013	2012
Historical EBITDA reconciliation:

Net Income (Loss)	$(2,003)	$(3,701)
Interest expense, net	16,788	13,414
Income taxes	240	595
Depreciation	5,833	4,835
Amortization	2,038	2,150

EBITDA	22,896	17,293

Restructuring (a)	1,170	3,214
Acquisition / merger-related transaction fees (b)	820	3,108
Inventory writedown (c)	658	1,324
Management fees (d)	1,140	1,394
Other (e)	792	240

Adjusted EBITDA (f)	27,476	26,573

EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus restructuring expenses, certain acquisition/merger-related transaction fees, inventory adjustments, management fees and reimbursed expenses paid to our equity sponsor and certain other adjustments described below that management believes are not representative of its core operating performance.

(a)	Includes restructuring expenses and various professional and consulting services in connection with the identification and implementation of synergies and cost improvements, including severance costs.
(b)	For 2013, includes expenses related to the business combination transaction with ROI, including employee bonuses. For 2012, includes employee bonuses related to the Oneida Merger in November of 2011, transaction fees and expenses related to the Anchor Merger in March of 2012 and the prepayment expenses related to Anchor’s state debt.
(c)	Represents adjustments for FIFO inventory valuations, lower-of-cost-or-market valuations and the increase (decrease) in the obsolete inventory reserve, which is a component of cost of sales.
(d)	Represents management fees and reimbursed expenses paid to Monomoy for management services.
(e)	Represents foreign exchange gains and losses and non-cash compensation expense for 2013, and a loss on the sale of land for 2012.
(f)	Excludes pro forma adjustments presented in the Proxy Statement filed by ROI Acquisition Corp. with the SEC on April 29, 2013.

Adjusted Net Income Reconciliation:

	Three months ended June 30,
	2013	2012
Adjusted Net Income reconciliation:

Net Income (Loss)	$(2,200)	$2,582
Investor and restructuring expenses	1,608	2,303
Deferred Financing Fees written off due to refinancing	6,488	—
Call premium	1,346	—
Early repayment penalty	—	1,988

	9,442	4,291
Tex Effect (35%)	(3,295)	(1,498)

	6,147	2,793

Adjusted Net Income	$3,947	$5,375